Snowflake Reports Financial Results for the Second Quarter of Fiscal 2023

•Product revenue of $466.3 million in the second quarter, representing 83% year-over-year growth
•Remaining performance obligations of $2.7 billion, representing 78% year-over-year growth
•6,808 total customers
•Net revenue retention rate of 171%
•246 customers with trailing 12-month product revenue greater than $1 million

No-Headquarters/BOZEMAN, Mont. - August 24, 2022 - Snowflake (NYSE: SNOW), the Data Cloud company, today announced financial results for its second quarter of fiscal 2023, ended July 31, 2022.

Revenue for the quarter was $497.2 million, representing 83% year-over-year growth. Product revenue for the quarter was $466.3 million, representing 83% year-over-year growth. Remaining performance obligations were $2.7 billion, representing 78% year-over-year growth. Net revenue retention rate was 171% as of July 31, 2022. The company now has 6,808 total customers and 246 customers with trailing 12-month product revenue greater than $1 million. See the section titled “Key Business Metrics” for definitions of product revenue, remaining performance obligations, net revenue retention rate, total customers, and customers with trailing 12-month product revenue greater than $1 million.

"During Q2, product revenue grew 83% year-over-year to $466 million dollars. Our non-GAAP product gross margin exceeded 75%, and we continue to generate non-GAAP operating income and free cash flow,” said Frank Slootman, Chairman and CEO, Snowflake. "Snowflake’s next frontier of innovation is aimed at transforming how cloud applications are built, deployed, sold, and transacted. We look forward to executing against this growth opportunity."

Second Quarter Fiscal 2023 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the second quarter of fiscal 2023:

	Second Quarter Fiscal 2023 GAAP Results		Second Quarter Fiscal 2023 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$466.3	83%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$334.7	72%	$350.4	75%
Operating income (loss)	($207.7)	(42%)	$17.5	4%
Net cash provided by operating activities	$64.4
Free cash flow			$53.8	11%
Adjusted free cash flow			$58.6	12%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the third quarter of fiscal 2023:

	Third Quarter Fiscal 2023 GAAP Guidance		Third Quarter Fiscal 2023 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$500 - $505	60 - 62%

				Margin
Operating income				2%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to common stockholders - diluted(2)			358

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) We may have a non-GAAP net income for the third quarter of fiscal 2023. As a result, we are presenting the weighted-average shares used in computing net income per share attributable to common stockholders - diluted in the non-GAAP column of the table above, giving effect to all dilutive securities (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). These dilutive securities would be excluded from the weighted-average shares used in computing net loss per share attributable to common stockholders - diluted if we are in a non-GAAP net loss position.

The following table summarizes our guidance for the full-year fiscal 2023:

	Full-Year Fiscal 2023 GAAP Guidance		Full-Year Fiscal 2023 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$1,905 - $1,915	67 - 68%

				Margin
Product gross profit				75%
Operating income				2%
Adjusted free cash flow				17%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to common stockholders - diluted(2)			358

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) We may have a non-GAAP net income for full-year fiscal 2023. As a result, we are presenting the weighted-average shares used in computing net income per share attributable to common stockholders - diluted in the non-GAAP column of the table above, giving effect to all dilutive securities (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). These dilutive securities would be excluded from the weighted-average shares used in computing net loss per share attributable to common stockholders - diluted if we are in a non-GAAP net loss position.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Conference Call Details

We will host a conference call today, beginning at 3 p.m. Mountain Time on August 24, 2022. Investors and participants may attend the call by dialing (844) 200-6205 (Passcode: 880899), or if outside the United States, by dialing +1 (833) 950-0062 (Passcode: 880899).

The call will also be webcast live on the Snowflake Investor Relations website.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

▪Product gross profit, Operating income (loss), and Net income (loss). Our non-GAAP product gross profit, operating income (loss), and net income (loss) measures exclude the effect of stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, amortization of acquired intangibles, expenses associated with acquisitions and strategic investments, and the related income tax effect of these adjustments as well as the non-recurring income tax expense or benefit associated with acquisitions. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

▪Free cash flow. Free cash flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Cash outflows for employee payroll tax items related to the net share settlement of equity awards are included in cash flow for financing activities and, as a result, do not have an effect on the calculation of free cash flow. Free cash flow margin is calculated as free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

▪Adjusted free cash flow. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on employer and employee payroll tax-related items on employee stock transactions. Employee payroll tax-related items on employee stock transactions are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these payroll tax-related items will enhance stockholders' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

We monitor our key business metrics, including (i) free cash flow starting with the fiscal quarter ended January 31, 2022, and (ii) the other metrics set forth below to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for the definition of free cash flow. The calculation of our key business metrics may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue is primarily derived from the consumption of compute, storage, and data transfer resources, which are consumed by customers on our platform as a single, integrated offering. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including (i) deferred revenue and (ii) non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. Portions of RPO that are not yet invoiced and are denominated in foreign currencies are revalued into U.S. dollars each period based on the applicable period-end exchange rates. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing of renewals, the timing of purchases of additional capacity, average contract terms, seasonality, changes in foreign currency exchange rates, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal.

•Total Customers. We count the total number of customers at the end of each period. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. For purposes of determining our customer count, we do not include customers that consume our platform only under on-demand arrangements. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our total customer count for historical periods reflecting these adjustments.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. Starting with the fiscal quarter ended October 31, 2021, the cohorts used to calculate net revenue retention rate include end-customers under a reseller arrangement. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our net revenue retention rate for historical periods reflecting these adjustments. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our customer count for historical periods reflecting these adjustments.

Use of Forward‑Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance, the effects of COVID-19 or other public health crises on our business, results of operations, and financial condition, general market and business conditions, downturns, or uncertainty, the effects of the recent and developing armed conflict in Ukraine on our business, results of operations, and financial condition, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Data Cloud, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the fiscal quarter ended April 30, 2022 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the fiscal quarter ended July 31, 2022.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake enables every organization to mobilize their data with Snowflake’s Data Cloud. Customers use the Data Cloud to unite siloed data, discover and securely share data, and execute diverse analytic workloads. Wherever data or users live, Snowflake delivers a single data experience that spans multiple clouds and geographies. Thousands of customers across many industries, including 510 of the 2022 Forbes Global 2000 (G2K) as of July 31, 2022, use Snowflake Data Cloud to power their businesses. Learn more at snowflake.com.

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021

Revenue	$497,248	$272,198	$919,619	$501,112
Cost of revenue	173,232	106,121	321,162	203,467
Gross profit	324,016	166,077	598,457	297,645
Operating expenses:
Sales and marketing	274,645	182,903	518,557	349,707
Research and development	183,748	118,087	334,546	227,883
General and administrative	73,355	65,228	141,852	125,791
Total operating expenses	531,748	366,218	994,955	703,381
Operating loss	(207,732)	(200,141)	(396,498)	(405,736)
Interest income	11,692	2,190	16,451	4,802
Other income (expense), net	(22,920)	8,746	(31,401)	8,258
Loss before income taxes	(218,960)	(189,205)	(411,448)	(392,676)
Provision for (benefit from) income taxes	3,846	514	(22,848)	263
Net loss	$(222,806)	$(189,719)	$(388,600)	$(392,939)
Net loss per share attributable to common stockholders - basic and diluted	$(0.70)	$(0.64)	$(1.23)	$(1.33)
Weighted-average shares used in computing net loss per share attributable to common stockholders - basic and diluted	318,356	297,717	316,392	294,604

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$906,663	$1,085,729
Short-term investments	3,046,477	2,766,364
Accounts receivable, net	304,964	545,629
Deferred commissions, current	57,908	51,398
Prepaid expenses and other current assets	187,685	149,523
Total current assets	4,503,697	4,598,643
Long-term investments	1,086,684	1,256,207
Property and equipment, net	130,082	105,079
Operating lease right-of-use assets	222,240	190,356
Goodwill	502,614	8,449
Intangible assets, net	172,254	37,141
Deferred commissions, non-current	129,222	124,517
Other assets	317,322	329,306
Total assets	$7,064,115	$6,649,698
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,286	$13,441
Accrued expenses and other current liabilities	209,772	200,664
Operating lease liabilities, current	26,605	25,101
Deferred revenue, current	1,144,773	1,157,887
Total current liabilities	1,401,436	1,397,093
Operating lease liabilities, non-current	215,152	181,196
Deferred revenue, non-current	8,793	11,180
Other liabilities	12,411	11,184
Stockholders’ equity	5,426,323	5,049,045
Total liabilities and stockholders’ equity	$7,064,115	$6,649,698

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(222,806)	$(189,719)	$(388,600)	$(392,939)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,172	5,384	26,113	10,068
Non-cash operating lease costs	11,148	8,531	21,239	17,040
Amortization of deferred commissions	13,770	8,841	26,971	17,157
Stock-based compensation, net of amounts capitalized	209,181	163,991	381,674	315,005
Net amortization of premiums on investments	4,678	12,332	12,876	25,351
Net unrealized losses (gains) on strategic investments in equity securities	23,173	(8,060)	32,032	(8,060)
Deferred income tax	—	—	(26,664)	—
Other	313	1,568	2,074	2,782
Changes in operating assets and liabilities, net of effects of a business combination:
Accounts receivable	(27,087)	(71,283)	239,569	55,896
Deferred commissions	(23,188)	(19,182)	(39,906)	(33,931)
Prepaid expenses and other assets	29,358	(15,731)	(28,177)	(70,088)
Accounts payable	2,067	4,967	6,225	3,722
Accrued expenses and other liabilities	24,672	30,287	10,455	23,720
Operating lease liabilities	(9,810)	(8,159)	(18,186)	(15,992)
Deferred revenue	12,792	70,122	(8,649)	66,012
Net cash provided by (used in) operating activities	64,433	(6,111)	249,046	15,743
Cash flows from investing activities:
Purchases of property and equipment	(3,848)	(3,497)	(11,261)	(9,927)
Capitalized internal-use software development costs	(6,736)	(2,344)	(11,540)	(4,824)
Cash paid for a business combination, net of cash and cash equivalents acquired	—	—	(177,925)	—
Purchases of intangible assets	(700)	(722)	(700)	(11,182)
Purchases of investments	(1,027,966)	(842,963)	(1,925,257)	(1,988,633)
Sales of investments	32,958	7,929	43,932	392,312
Maturities and redemptions of investments	809,845	877,635	1,696,512	1,394,223
Net cash provided by (used in) investing activities	(196,447)	36,038	(386,239)	(228,031)
Cash flows from financing activities:
Proceeds from exercise of stock options	8,520	24,463	23,796	65,865
Proceeds from issuance of common stock under employee stock purchase plan	—	—	26,094	26,398
Taxes paid related to net share settlement of equity awards	(30,893)	—	(84,109)	—
Net cash provided by (used in) financing activities	(22,373)	24,463	(34,219)	92,263
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,290)	196	(7,388)	215
Net increase (decrease) in cash, cash equivalents, and restricted cash	(156,677)	54,586	(178,800)	(119,810)
Cash, cash equivalents, and restricted cash—beginning of period	1,080,411	660,797	1,102,534	835,193
Cash, cash equivalents, and restricted cash—end of period	$923,734	$715,383	$923,734	$715,383

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31, 2022
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$466,268	94%
Professional services and other revenue	30,980	6%
Revenue	497,248	100%
Year-over-year growth	83%

Cost of revenue:
Cost of product revenue	131,606	27%	$(15,122)	$(566)	$—	$115,918	23%
Cost of professional services and other revenue	41,626	8%	(12,572)	—	—	29,054	6%
Total cost of revenue	173,232	35%	(27,694)	(566)	—	144,972	29%

Gross profit (loss):
Product gross profit	334,662		15,122	566	—	350,350
Professional services and other gross profit (loss)	(10,646)		12,572	—	—	1,926
Total gross profit	324,016	65%	27,694	566	—	352,276	71%
Product gross margin	72%		3%	—%	—%	75%
Professional services and other gross margin	(34%)		40%	—%	—%	6%
Total gross margin	65%		6%	—%	—%	71%

Operating expenses:
Sales and marketing	274,645	55%	(62,173)	(7,555)	—	204,917	41%
Research and development	183,748	37%	(97,839)	(1,759)	—	84,150	17%
General and administrative	73,355	15%	(26,576)	(417)	(614)	45,748	9%
Total operating expenses	531,748	107%	(186,588)	(9,731)	(614)	334,815	67%
Operating income (loss)	$(207,732)	(42%)	$214,282	$10,297	$614	$17,461	4%
Operating margin	(42%)		44%	2%	—%	4%

(1) Stock-based compensation-related charges included approximately $3.9 million of employer payroll tax-related expenses on employee stock transactions.

	Three Months Ended July 31, 2021
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$254,623	94%
Professional services and other revenue	17,575	6%
Revenue	272,198	100%
Year-over-year growth	104%

Cost of revenue:
Cost of product revenue	81,048	30%	$(13,226)	$(566)	$—	$67,256	25%
Cost of professional services and other revenue	25,073	9%	(9,877)	—	—	15,196	5%
Total cost of revenue	106,121	39%	(23,103)	(566)	—	82,452	30%

Gross profit (loss):
Product gross profit	173,575		13,226	566	—	187,367
Professional services and other gross profit (loss)	(7,498)		9,877	—	—	2,379
Total gross profit	166,077	61%	23,103	566	—	189,746	70%
Product gross margin	68%		6%	—%	—%	74%
Professional services and other gross margin	(43%)		57%	—%	—%	14%
Total gross margin	61%		9%	—%	—%	70%

Operating expenses:
Sales and marketing	182,903	68%	(57,626)	—	—	125,277	46%
Research and development	118,087	43%	(65,841)	(942)	—	51,304	19%
General and administrative	65,228	24%	(29,839)	(401)	75	35,063	13%
Total operating expenses	366,218	135%	(153,306)	(1,343)	75	211,644	78%
Operating loss	$(200,141)	(74%)	$176,409	$1,909	$(75)	$(21,898)	(8%)
Operating margin	(74%)		65%	1%	—%	(8%)

(1) Stock-based compensation-related charges included approximately $12.1 million of employer payroll tax-related expenses on employee stock transactions.

	Six Months Ended July 31, 2022
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$860,702	94%
Professional services and other revenue	58,917	6%
Revenue	919,619	100%
Year-over-year growth	84%

Cost of revenue:
Cost of product revenue	243,017	27%	$(28,263)	$(1,133)	$—	$213,621	23%
Cost of professional services and other revenue	78,145	8%	(24,321)	—	—	53,824	6%
Total cost of revenue	321,162	35%	(52,584)	(1,133)	—	267,445	29%

Gross profit (loss):
Product gross profit	617,685		28,263	1,133	—	647,081
Professional services and other gross profit (loss)	(19,228)		24,321	—	—	5,093
Total gross profit	598,457	65%	52,584	1,133	—	652,174	71%
Product gross margin	72%		3%	—%	—%	75%
Professional services and other gross margin	(33%)		42%	—%	—%	9%
Total gross margin	65%		6%	—%	—%	71%

Operating expenses:
Sales and marketing	518,557	57%	(119,797)	(10,101)	—	388,659	43%
Research and development	334,546	36%	(173,623)	(3,525)	—	157,398	17%
General and administrative	141,852	15%	(51,519)	(829)	(2,523)	86,981	9%
Total operating expenses	994,955	108%	(344,939)	(14,455)	(2,523)	633,038	69%
Operating income (loss)	$(396,498)	(43%)	$397,523	$15,588	$2,523	$19,136	2%
Operating margin	(43%)		43%	2%	—%	2%

(1) Stock-based compensation-related charges included approximately $14.1 million of employer payroll tax-related expenses on employee stock transactions.

	Six Months Ended July 31, 2021
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$468,453	93%
Professional services and other revenue	32,659	7%
Revenue	501,112	100%
Year-over-year growth	107%

Cost of revenue:
Cost of product revenue	153,128	31%	$(25,394)	$(1,133)	$—	$126,601	25%
Cost of professional services and other revenue	50,339	10%	(22,033)	—	—	28,306	6%
Total cost of revenue	203,467	41%	(47,427)	(1,133)	—	154,907	31%

Gross profit (loss):
Product gross profit	315,325		25,394	1,133	—	341,852
Professional services and other gross profit (loss)	(17,680)		22,033	—	—	4,353
Total gross profit	297,645	59%	47,427	1,133	—	346,205	69%
Product gross margin	67%		6%	—%	—%	73%
Professional services and other gross margin	(54%)		67%	—%	—%	13%
Total gross margin	59%		10%	—%	—%	69%

Operating expenses:
Sales and marketing	349,707	70%	(111,871)	—	—	237,836	48%
Research and development	227,883	45%	(126,653)	(1,797)	—	99,433	20%
General and administrative	125,791	25%	(57,956)	(798)	(396)	66,641	13%
Total operating expenses	703,381	140%	(296,480)	(2,595)	(396)	403,910	81%
Operating loss	$(405,736)	(81%)	$343,907	$3,728	$396	$(57,705)	(12%)
Operating margin	(81%)		68%	1%	—%	(12%)

(1) Stock-based compensation-related charges included approximately $28.3 million of employer payroll tax-related expenses on employee stock transactions.

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021

Revenue	$497,248	$272,198	$919,619	$501,112

GAAP net cash provided by (used in) operating activities	$64,433	$(6,111)	$249,046	$15,743
Less: purchases of property and equipment	(3,848)	(3,497)	(11,261)	(9,927)
Less: capitalized internal-use software development costs	(6,736)	(2,344)	(11,540)	(4,824)
Non-GAAP free cash flow	53,849	(11,952)	226,245	992
Add: net cash paid on payroll tax-related items on employee stock transactions(1)	4,796	14,764	13,841	25,209
Non-GAAP adjusted free cash flow	$58,645	$2,812	$240,086	$26,201
Non-GAAP free cash flow margin	11%	(4%)	25%	—%
Non-GAAP adjusted free cash flow margin	12%	1%	26%	5%

(1) The amounts for the three and six months ended July 31, 2022 do not include employee payroll taxes of $30.9 million and $84.1 million, respectively, related to net share settlement of employee restricted stock units, which were reflected as cash outflows for financing activities. No equity awards were net settled prior to the six months ended July 31, 2022.